                                                                                                                                                                                                                                                                                                                                                                                                                                                            Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-11 of ETRE REIT, LLC of our report dated February 21, 2014 related to the Statement of revenues and certain operating expenses of 1201 Connecticut Ave, NW (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph referring to the purpose and basis of presentation of the Statement), and to the reference to us under the heading "Experts" in such prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

February 21, 2014